UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2023
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12780 El Camino Real,
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
(858) 617-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On January 8, 2023, Neurocrine Biosciences, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Voyager Therapeutics Limited (“Voyager”), which provides that the Collaboration Agreement becomes effective upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2023 (the “Prior Report”). The expiration of the applicable waiting periods under the HSR Act was on February 21, 2023, and the Collaboration Agreement became effective on February 21, 2023.
On January 8, 2023, in connection with the execution of the Collaboration Agreement, the Company and Voyager also amended and restated their existing investor agreement (the “Amended and Restated Investor Agreement”) and entered into a stock purchase agreement (the “2023 Stock Purchase Agreement”) as previously disclosed in the Prior Report.
On February 23, 2023, the Company paid Voyager an upfront payment of approximately $136.0 million pursuant to the terms of the Collaboration Agreement and the Company purchased 4,395,588 shares of Voyager’s common stock at a price of $8.88 per share, for an aggregate purchase price of approximately $39.0 million, pursuant to the terms of the Stock Purchase Agreement. Additionally, pursuant to the Amended and Restated Investor Agreement, Voyager appointed Jude Onyia, Ph.D., Chief Scientific Officer of the Company, to Voyager’s board of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: February 23, 2023	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer